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                                                                    Exhibit 23.7

                                KIRKLAND & ELLIS

             PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                           777 SOUTH FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90017

                              (213) 680-8400

                                                               Facsimile:
                                                               213-680-8500

                                 March 14, 2000

VIA FACSIMILE

Dwight Beach
Paul Kagan Associates

      Re: Paul Kagan Associates' Consent to Use of Name and Data

      On behalf of Artisan Entertainment Inc., a client currently involved in a securities offering, we hereby request consent for the use of Paul Kagan Associates' name and the data contained in the attached excerpts in a registration statement on Form S-1, amendments thereto, and other related filings with the Securities and Exchange Commission.

      Please indicate your consent in the space provided below.

      Please do not hesitate to contact me at (213) 680-8602 with any questions or comments.

                                          Sincerely yours,

                                          /s/ JoLee M. Adamich
                                          JoLee M. Adamich

The above is hereby consented to and approved.

PAUL KAGAN ASSOCIATES

By: /s/ Dwight W. Beach
Name: Dwight W. Beach
Title: Vice President of Operations